ALLIANCEBERNSTEIN EXCHANGE RESERVES

                            CERTIFICATE OF AMENDMENT


      The undersigned, being at least a majority of the duly elected and qualified Trustees of AllianceBernstein Exchange Reserves, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated January 14, 1994, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this Certificate of Amendment be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend the Declaration as follows:

      I. Article 4 of the Agreement is hereby amended by adding the following heading after the heading "TRUSTEES AND OFFICERS":

      "Section 4.1. Number, Designation, Election, Term, etc."

      II. The first sentence of Section 4.2 of Article 4 of the Agreement is hereby amended to read as follows:

      "Annual meetings and special meetings of the Trustees may be held from time to time, in each case, upon the call of such officers as may be hereunto authorized by the By-Laws or vote of the Trustees, or by any two
      (2) Trustees, or pursuant to a vote of the Trustees adopted at a duly constituted meeting of the Trustees, and upon such notice as shall be provided in the By-Laws."

      III. Section 5.2(a) of Article 5 of the Agreement is hereby amended to delete the second, fifth and sixth sentences.

      IV. The first sentence of Section 7.1 of Article 7 of the Agreement is hereby deleted and replaced with the following:

      "The Shareholders shall not have the power to vote on any matter except:
      (i) for the election or removal of Trustees to the extent and as provided in Section 4.1(c) and Article V, Section 7 hereof, respectively, and (ii) with respect to such additional matters relating to the Trust as may be required by law or as the Trustees may consider and determine necessary or desirable."

      V. Section 7.4 of Article 7 of the Agreement is hereby amended to read as follows:

      "For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than ninety (90) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action."

      VI. The first sentence of Section 7.5 of Article 7 of the Agreement is hereby amended to read as follows:

      "30% of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments."

      VII. Section 9.1 of Article 9 of the Agreement is hereby amended to read as follows:

      "Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to any Portfolio or Series of Shares shall operate to terminate the Trust. Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, Securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of Section 6.2(d) hereof."

      VIII. Section 9.2 of Article 9 of the Agreement is hereby amended to read as follows:

      "Reorganization. The Trustees may sell, convey and transfer all or substantially all of the assets of the Trust, or the assets belonging to any one or more Portfolios, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or may transfer such assets to another Portfolio of the Trust, in exchange for cash, Shares or other Securities (including, in the case of a transfer to another Portfolio of the Trust, Shares of such other Portfolio), or to the extent permitted by law then in effect may merge or consolidate the Trust or any Portfolio with any other Trust or any corporation, partnership, or association organized under the laws of any state of the United States, all upon such terms and conditions and for such consideration when and as authorized by vote or written consent of a Majority of the Trustees without the approval of Shareholders of any Series or Class unless otherwise required by applicable law. Following such transfer, the Trustees shall distribute the cash, Shares or other Securities or other consideration received in such transaction (giving due effect to the assets belonging to and indebtedness of, and any other differences among, the various Portfolios of which the assets have so been transferred) among the Shareholders of the Portfolio of which the assets have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated."

      IX. Section 9.3 of Article 9 of the Agreement is hereby amended to read as follows:

      "Amendments, etc. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or the prohibition of assessment upon the shareholders (otherwise than as permitted under Section 6.2(g)) or limit the rights to indemnification or insurance provided in Article 8 with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment. Subject to the foregoing, the Trustees may by vote of a majority of the Trustees then in office amend or otherwise supplement the Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated Declaration."

      The foregoing amendments may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument, and shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


         /s/ Robert M. Keith                      Date:  March 9, 2011
         ---------------------------
             Robert M. Keith


         /s/ Nancy P. Jacklin                     Date:  March 9, 2011
         ---------------------------
             Nancy P. Jacklin


         /s/  Garry L. Moody                      Date:  March 9, 2011
         ---------------------------
             Garry L. Moody


         /s/ John H. Dobkin                       Date:  March 9, 2011
         ---------------------------
             John H. Dobkin


         /s/ Michael J. Downey                    Date:  March 9, 2011
         ---------------------------
             Michael J. Downey


         /s/ William H. Foulk, Jr.                Date:  March 9, 2011
         ---------------------------
             William H. Foulk, Jr.


         /s/ D. James Guzy                        Date:  March 9, 2011
         ---------------------------
             D. James Guzy


         /s/ Marshall C. Turner, Jr.              Date:  March 9, 2011
         ---------------------------
             Marshall C. Turner, Jr.


         /s/ Earl D. Weiner                       Date:  March 9, 2011
         ---------------------------
             Earl D. Weiner





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